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                                                                   Exhibit 99(j)



            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Shareholder Reports" and "Financial Highlights" in each Prospectus and "Custodian and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated October 13, 2006, in the Registration Statement (Form N-1A) of the First American Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 58 under the Securities Act of 1933 (Registration No. 002-74747) and Amendment No. 58 under the Investment Company Act of 1940 (Registration No. 811-03313).

                                               /s/ Ernst & Young LLP

Minneapolis, Minnesota
October 26, 2006